UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Hempsey, Executive Vice President, Europe, Middle East, Africa and Asia Pacific of MoneyGram International Ltd. ("MIL"), a wholly-owned subsidiary of MoneyGram International, Inc., and MIL have entered into a Compromise Agreement, dated April 21, 2010, pursuant to which Mr. Hempsey’s employment with MIL will cease effective April 30, 2010 (the "Separation Date").

Under the Compromise Agreement, Mr. Hempsey will receive benefits as follows: (i) 149,238 pounds as a severance payment payable in two tranches, 85,000 pounds to be paid fourteen days from the Separation Date and 64,238 pounds to be paid on or before August 14, 2010; (ii) 3,420 pounds as a statutory payment; (iii) 214,961 pounds as a notice payment; and (iv) payment of 2,500 pounds, plus value added tax, for legal costs and expenses incurred in relation to the Compromise Agreement. The Compromise Agreement provides that Mr. Hempsey continues to be bound by the obligations set forth in the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement between Mr. Hempsey and MIL.

The foregoing summary of the Compromise Agreement does not purport to be complete and is qualified in its entirety by reference to the Compromise Agreement, a copy of which is filed herewith as Exhibit 10.01 and is incorporated herein by reference into this Item 5.02.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

April 26, 2010	By:	/s/ Steven Piano

Name: Steven Piano
Title: Executive Vice President, Human Resources and Corporate Services

Top of the Form

Exhibit Index

Exhibit No.	Description

10.01	Compromise Agreement, dated April 21, 2010, between MoneyGram International Ltd. and John Hempsey